Exhibit 10.130

STATE OF TENNESSEE DEPARTMENT OF ECONOMIC AND COMMUNITY DEVELOPMENT

ACCOUNTABILITY AGREEMENT

This Accountability Agreement (this “Agreement”) is made and entered into as of 6/2/22 by and among the Tennessee Department of Economic and Community Development, a department of the State of Tennessee (the “State”), Blount Partnership (the “Development Authority”), and Smith & Wesson Brands, Inc. (the “Company”) (the State, the Development Authority, and the Company, collectively, the “Parties”).

RECITALS

WHEREAS, the purpose of the State’s incentive programs is to promote long-term job growth by providing financial assistance to eligible applicants to induce and assist companies to relocate, expand, or construct projects in Tennessee;

WHEREAS, one of the economic development incentives offered by the State is an incentive award under the FastTrack Economic Development Program (the “Award”) and the State has committed, subject to approval by the State Funding Board and approval of the Grant Contract, as defined herein, to provide the Award to the Development Authority for the Project summarized in Section 2.2 (the “Project”);

WHEREAS, the Development Authority, in accordance with its statutory purposes, will utilize the Award to participate in the Project to assist the Company;

WHEREAS, in consideration for the Award, the Company has committed to create the number of jobs noted in Section 3.1; and

WHEREAS, on or after the date of the execution of this Agreement and subsequent to approval of the Award by the State Funding Board, the Development Authority has or will execute a grant contract between the State and the Development Authority (the “Grant Contract”) that provides the terms of the Award, a copy of which is attached hereto as Attachment A and incorporated into this Agreement, and the Company has or will execute a grant contract between the Development Authority and the Company with respect to the Award.

Now, therefore, upon and in consideration of the respective promises and covenants contained herein and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I – CAPITALIZED TERMS

Capitalized terms used herein shall have the meanings ascribed thereto in this Article I of the Agreement, unless the meanings of such terms have been otherwise specified in a different context. For purposes of this Agreement:

1.1.
“Adjusted Award Amount” has the meaning assigned to such term in Section 5.1.
1.2.
“Agreement” has the meaning assigned to such term in the preamble hereto.
1.3.
“Assumption Agreement” has the meaning assigned to such term in Section 6.2.
1.4.
“Award” has the meaning ascribed to such term in the preamble hereto.
1.5.
“Award Amount” has the meaning assigned to such term in Section 2.1.
1.6.
“Baseline Jobs” has the meaning assigned to such term in Section 4.1.
1.7.
“Change of Control” has the meaning assigned to such term in Section 6.2.
1.8.
“Committed Jobs” has the meaning assigned to such term in Section 3.1.
1.9.
“Company” has the meaning assigned to such term in the preamble hereto.
1.10.
“Compliance Period” means the fifth, sixth, and seventh Interim Dates.
1.11.
“Development Authority” has the meaning assigned to such term in the preamble hereto.
1.12.
“End Date” means the end date of this Agreement which shall be the last day of the Compliance Period. All references to the End Date shall include any extensions granted herein.
1.13.
“Event of Default” has the meaning assigned to such term in Section 5.1.
1.14.
“Facility” has the meaning assigned to such term in Section 2.2.
1.15.
“Force Majeure” means any of the following events that directly impact the Company’s ability to meet the Performance Requirement: flood, earthquake, storm, lightning, fire, or other Acts of God; sabotage or terrorism.
1.16.
“Grant Contract” has the meaning assigned in the preamble hereto.
1.17.
“Interim Date” means each anniversary of the Start Date. All references to an Interim Date include any extensions granted herein.
1.18.
“Job” means a new, full-time position that is created and filled during the period beginning on the Start Date and ending on the End Date and that is held by a Company employee who is offered medical benefits. Except as provided in Section 1.20, all Jobs must be created and filled at the Facility.

1.19.
“Minimum Performance Requirement” has the meaning assigned to such term in Section 3.3
1.20.
“Net New Jobs” means the cumulative number of Jobs filled on each Interim Date. Net New Jobs shall not include positions transferred to the Facility from another Company location in the State of Tennessee but may include positions transferred to the Facility from a Company location outside of Tennessee. Additionally, Net New Jobs shall not include positions created as a result of a merger, acquisition, or other business combination unless such positions are new positions in the State of Tennessee.
1.21.
“Net New Jobs (Average)” has the meaning assigned to such term in Section 3.3.
1.22.
“Notification Letter” has the meaning assigned to such term in Section 5.2.
1.23.
“Parties” has the meaning assigned to such term in the preamble hereto.
1.24.
“Performance Requirement” has the meaning assigned to such term in Section 3.1.
1.25.
“Project” has the meaning assigned to such term in Section 2.2.
1.26.
“Protest Letter” has the meaning assigned to such term in Section 5.2.
1.27.
“Repayment Amount” has the meaning assigned to such term in Section 5.1.
1.28.
“Start Date” means January 1, 2022.
1.29.
“State” has the meaning assigned to such term in the preamble hereto.
1.30.
“Successor Company” has the meaning assigned to such term in Section 6.2.

ARTICLE II – AWARD

2.1.
Grant Award Amount. Subject to approval by the State Funding Board and approval of the Grant Contract, the State shall provide to the Development Authority an Award of Nine Million Dollars and No/100 ($9,000,000.00) (the “Award Amount”) for the Project.
2.2.
Project Description. The Development Authority and the Company shall use the Award to implement the project (the “Project”), which is defined as follows:

New construction at the approximate location of 1009 Proffitt Springs Rd, Maryville, TN 37801 (the “Facility”).

ARTICLE III – PERFORMANCE REQUIREMENT

3.1.
Company Commitment. As consideration for the Award, and as part of the Project, the Company shall create, fill, and maintain seven hundred fifty (750) Jobs (“Committed Jobs”) between the Start Date and End Date in accordance with Section 3.3 (the “Performance Requirement”).

3.2.
Force Majeure. The State may, in its sole discretion, extend the End Date, Interim Dates, or interim reporting periods required by Section 4.2 due to an event of Force Majeure. However, an extension of the End Date, Interim Dates, or interim reporting periods required by Section 4.2 shall be for a term no longer than one year following the original End Date, Interim Date or interim reporting period.
3.3.
Compliance with the Performance Requirement. Pursuant to Section 4.2, the Company shall annually submit a report of the Net New Jobs filled on each Interim

Date during the period commencing on the Start Date and ending on the End Date. Upon the End Date, the number of Net New Jobs for each of the Interim Dates that comprise the Compliance Period shall be added together and divided by three to determine the average number of Net New Jobs (“Net New Jobs (Average)”). In accordance with the formula in Item 3 of Exhibit A, the Net New Jobs (Average) shall be divided by the number of Committed Jobs to determine the performance percentage (the “Performance Percentage”) as of the End Date. The Company shall be deemed in compliance with the Performance Requirement if the Performance Percentage as of the End Date is equal to or greater than ninety percent (90%). The Company’s failure to be in compliance with the Performance Requirement as of the End Date shall result in the repayment to the State of all or a portion of the Award Amount that has been received by the Development Authority in accordance with Article V. Further, if the Performance Percentage is below fifty percent (50%) (the “Minimum Performance Requirement”), the Company shall repay to the State all of the Award Amount that has been received by the Development Authority in accordance with Article V.

ARTICLE IV – REPORTING REQUIREMENTS

4.1.
Baseline Report. The State and the Company agree that the Company has zero (0) existing jobs (“Baseline Jobs”) prior to creation of Net New Jobs under this agreement. This is reflected in Exhibit B (the “Baseline Jobs Statement”). The Company must submit, prior to or concurrently with execution of this Agreement by the Company, back-up data in the form of a headcount listing of all positions at the Facility as of the date Baseline Jobs were reported in the company’s Application for Incentives submitted to the State seeking incentives for the Project. Back-up data shall provide reasonable assurance that information provided to the State pursuant to this Agreement is true and correct in all material respects.
4.2.
Performance Reports. On or before the 60th day (or such later date as shall have been approved by the State) following each Interim Date during the period commencing on the Start Date and ending on the End Date the Company shall deliver to the State a report substantially similar to Exhibit C (a “Performance Report”) that provides the number of Net New Jobs filled on the Interim Date applicable to such report. Each Performance Report shall be signed by a duly authorized representative of the Company and shall certify the number of Net New Jobs filled on the Interim Date applicable to such Performance Report. Performance Reports shall include appropriate back-up data for the Jobs reported in the form of a headcount listing of all positions at the Facility filled on the Interim Date. Back-up data shall provide reasonable assurance that information provided to the State pursuant to this Agreement is true and correct in all material respects.

ARTICLE V – DEFAULT

5.1.
Event of Default and Repayment Amount. For purposes of this Agreement, the term “Event of Default” means the occurrence of any of the following events: (i) the Company fails to satisfy the Performance Requirement as of the End Date pursuant to Section 3.3, (ii) the Company fails to satisfy the Minimum Performance Requirement as of the End Date pursuant to Section 3.3, (iii) the Company ceases to operate or fails to complete the Project described in Section 2.2 between the Start Date and the End Date or (iv) the Company fails to provide any of the Performance Reports required pursuant to Sections 4.1 and 4.2 or the back-up data applicable to such reports on or before the due dates established in Sections 4.1 and 4.2 within thirty (30) days after written notice of such failure and opportunity to cure.

In the case of an Event of Default, the Company shall repay directly to the State all or a portion of the Award Amount (the “Repayment Amount”) as calculated in this Section 5.1. The Repayment Amount for an Event of Default under Section 5.1(i) above shall be determined by (A) multiplying the Award Amount by the Performance Percentage (the “Adjusted Award Amount”), and (B) the Company shall be liable to repay to the State any portion of the Award Amount that has been received by the Development Authority that exceeds the Adjusted Award Amount. (See Exhibit D.) The Repayment Amount for an Event of Default under Sections 5.1(ii), 5.1(iii), and 5.1(iv) above shall be one-hundred percent (100%) of the Award Amount that has been received by the Development Authority.

5.2.
Notification of Default. In the event the Company has failed to meet the Performance Requirement or Minimum Performance Requirement or has otherwise defaulted as described in Sections 5.1(iii) or 5.1(iv) of this Agreement, the State will deliver written notice (a “Notification Letter”) to the Development Authority and the Company of such failure or default that will include a summary of the basis of the State’s claim and will also include a demand that the Company pay the State the Repayment Amount (in which case such Notification Letter will include the State’s determination of the Repayment Amount).
5.3.
Repayment. No later than forty-five (45) days after the date of its receipt of a Notification Letter in which the State demands such repayment, the Company shall submit the Repayment Amount to the State. Any portion of the Repayment Amount that remains unpaid after the end of such forty-five (45) day period shall accrue interest from and after such period at the rate provided under TENN. CODE ANN. §47-14-105 and, should the Company fail to remit the Repayment Amount to the State, the State shall have the right to seek any and all remedies available to it through its administrative processes or to seek remedies available at law or equity. Notwithstanding the foregoing, if the Company believes that the State has improperly demanded payment of the Repayment Amount (either in whole or in part), the Company shall have the right to remit the Repayment Amount demanded by the State pursuant to the State’s Notification Letter under protest, in which case (i) the Company shall provide to the State a written explanation of the nature of the protest (the “Protest Letter”); (ii) the Repayment Amount paid by the Company shall not be subject to interest as described in this Section 5.3 if paid within the forty-five (45) day period described above; and (iii) the Company shall not be deemed to have waived any rights or defenses with respect to the Award Amount or the Repayment Amount (including, without limitation, any rights or defenses the Company may have under this Agreement or the Grant Contract with respect to the Award); provided, however, that the Company shall not be entitled to file a claim against the State with respect to funds repaid pursuant to this Section 5.3 after the first anniversary of the date on which the Company receives the Notification Letter pursuant to which the Company shall have repaid such funds. Further, any such claim against the State shall be made to the Tennessee Claims Commission in accordance with Title 9, Chapter 8 of the Tennessee Code Annotated and shall be limited to disputes relating to matters described in the Protest Letter.

ARTICLE VI - MISCELLANEOUS

6.1.
Records. The Company shall maintain documentation regarding the reporting requirements of Sections 4.1 and 4.2 for the later of (i) three (3) years following the End Date or (ii) one year after the resolution of any claim against the State filed pursuant to Section 5.3. The documentation shall be subject to audit by the State or its duly appointed representative at any reasonable time and upon reasonable notice. In the event that any audit conducted pursuant to this Section 6.1 reveals that the Company has inaccurately calculated or reported the number of Jobs consistent with the intent of this Agreement, the State may adjust the number of Jobs as reported by the Company to a number of Jobs consistent with the intent of this Agreement and adjust the Performance Percentage and Repayment Amount accordingly.

In the event the State adjusts the Performance Percentage and Repayment Amount based upon the State’s audit, the State will deliver a Notification Letter to the Development Authority and the Company of such adjustment that will include a summary of the basis of the State’s claim and will also include a demand that the Company pay the State the Repayment Amount (in which case such Notification Letter shall include the State’s determination of the Repayment Amount). The Company shall follow the Repayment procedure described in Section 5.3.

6.2.
Change of Control. Change of Control is defined as (i) a reorganization, merger, consolidation or other transaction that will result in the transfer of ownership of more than fifty percent (50%) of the Company’s shares except in the case of an initial public offering that does not result in a successor entity, or (ii) the liquidation or dissolution of the Company or sale of substantially all of the Company’s assets.

In the event of a Change of Control that occurs during the period between the Start Date and the End Date, (A) the Company must notify the State of such Change of Control promptly following the approval of the Change of Control pursuant to corporate, partnership, limited liability company, or other similar proceedings applicable to the Change of Control event and (B) either the new owner or other successor entity resulting from the Change of Control (the “Successor Company”) following the completion of the applicable transaction must assume the obligations contained in this Agreement by executing an assumption agreement in a form acceptable in all reasonable respects to the State (the “Assumption Agreement”). However, if the Company continues as a legal entity after a Change of Control, the Company and the Successor Company shall be jointly and severally liable for the obligations contained in this Agreement. In lieu of executing an Assumption Agreement, the Company or the Successor Company may elect to pay the State the Award Amount that has been received by the Development Authority pursuant to the Grant Contract.

6.3.
Communication and Notices. All notices or other communications required or contemplated by this Agreement shall be in writing and shall be made by certified, first class mail, return receipt requested, by overnight courier service with an asset tracking system, or by email. Any such communication, regardless of method of transmission, shall be addressed to the respective party at the appropriate mailing address or email address set forth below or to that of such other party or address as may be hereafter specified by written notice.

The Development Authority:

Bryan Daniels

Blount Partnership

201 S. Washington Street

Maryville, TN 37803

Email: bdaniels@blountpartnership.com

Phone: 865-983-2241

The State:

Tennessee Department of Economic and Community Development

Attn: General Counsel

312 Rosa Parks, 27th Floor

Nashville, TN 37243

Email: ecd.legal@tn.gov

Telephone: 615-741-1888

The Company:

Luc Hardyn, Project Manager

Smith & Wesson Brands, Inc.

2100 Roosevelt Ave.

Springfield, MA 01104

Email: lhardyn@smith-wesson.com

With a Copy to:

Office of General Counsel Smith & Wesson Brands, Inc. 2100 Roosevelt Ave. Springfield, MA 01104 Email:

With a Copy to:

Mark Smith, Chief Executive Officer Smith & Wesson Brands, Inc. 2100 Roosevelt Ave.

Springfield, MA 01104

With a Copy to:

David H. Cooper

Waypoint Advisors LLC

One Perimeter Park South

Suite 100 N Birmingham, AL 35243 dcooper@waypointadvisorsllc.com

All notices or other communications shall be considered effectively given upon receipt or recipient confirmation as may be required.

6.4.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee. The Company agrees that it will be subject to the exclusive jurisdiction of the courts of the State of Tennessee in actions that may arise under this Agreement. The Company acknowledges and agrees that any rights or claims against the State of Tennessee or its employees hereunder, and any remedies arising therefrom, shall be subject to and limited to those rights and remedies, if any, available under Title 9, Chapter 8 of the Tennessee Code Annotated.
6.5.
Exhibits. The Exhibits and Attachment hereto attached will be construed to be a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each Exhibit and Attachment were set forth in full and at length every time it is referred to or otherwise mentioned. In the event of a discrepancy or ambiguity regarding the grant of funds from the State to the Development Authority under the Grant Contract, the terms of the Grant Contract shall govern.
6.6.
Severability. If any one or more of the provisions contained herein will for any reason be held by any court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision hereof, and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
6.7.
Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the State. The failure of the State to require the performance of any term or obligation of this Agreement, or the waiver by the State of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
6.8.
Authorized Signatures. Each of the individuals executing this Agreement represents that they are authorized to execute this Agreement on behalf of their respective entities.
6.9.
Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts. Each counterpart when so executed shall be deemed to be an original and all of which together shall constitute one and the same Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have hereunto set their signatures the day and year first written above.

Tennessee Department of Economic Smith & Wesson Brands, Inc.

and Community Development

By:	/s/ Robert O. Rolfelsk	By:	/s/ Mark Smith

Title:	Commissioner	Title:	President and CEO

Date:	6/2/22	Date:	9/29/21

Blount Partnership

By:	/s/ Bryan Daniels

Title:	President and CEO

Date:	9-29-2021